                                ESCROW AGREEMENT

THIS AGREEMENT made as of the 28th day of November, 2000.

BETWEEN:


                      SAND TECHNOLOGY INC., a corporation incorporated under the laws of the Province of Canada

                      (hereinafter called the "Company")


                                     - and -


                      SPROTT SECURITIES INC., a corporation incorporated under the laws of the Province of Ontario

                     (hereinafter called "Sprott")


                                     - and -


                      AIRD & BERLIS, a partnership formed under the laws of the Province of Ontario

                     (hereinafter called the "Escrow Agent")


WHEREAS the Company and Sprott have entered into a purchase agreement dated as of November 22, 2000 (the "Purchase Agreement") pursuant to which the Company granted an over-allotment option (the "Over-Allotment Option") to Sprott;

AND WHEREAS Sprott has exercised the Over-Allotment Option;

AND WHEREAS the provisions of the Purchase Agreement provide for the deposit of 66 2/3% of the gross proceeds of the Offering with an escrow agent designated by the Company and Sprott to be held in trust by such escrow agent pending the registration of the Common Shares sold pursuant to the Offering and the Common Shares underlying the Compensation Warrants.

AND WHEREAS all terms not defined herein shall have the meanings ascribed to them respectively in the Purchase Agreement;

NOW THEREFORE IN CONSIDERATION of the mutual covenants and promises contained in this agreement and the Purchase Agreement, the parties hereto agree as follows:

1.    DESIGNATION OF ESCROW AGENT

1.1 Pursuant to the provisions of Article 2 of the Purchase Agreement, the Company and Sprott hereby designate the Escrow Agent to act as the escrow agent referred to in the Purchase Agreement.

1.2 The Escrow Agent hereby agrees to act as the escrow agent referred to in the Purchase Agreement on the terms and conditions set out herein.

1.3 In discharging its duties under this agreement, the Escrow Agent shall have regard only to the provisions hereof and no other agreement, document or instrument and, specifically, the Escrow Agent shall have no obligation to read or examine the Purchase Agreement except to the extent that terms defined therein are used herein.

2.    DELIVERY OF PROCEEDS

2.1 Concurrently with the execution of this agreement and the Closing of the Offering, Sprott shall deliver U.S.$1,220,000 (the "Proceeds") to the Escrow Agent in the form of a certified cheque made payable to "Aird & Berlis in Trust".

2.2 If Sprott fails to deliver the total aggregate Proceeds, the Escrow Agent shall have no obligations, liability or responsibility under this agreement whatsoever, and this agreement shall be of no force and effect.

3.    INSTRUCTIONS TO ESCROW AGENT

3.1 Upon receipt of the Proceeds, the Escrow Agent shall deposit such Proceeds in a term deposit, guaranteed investment certificate or segregated interest-bearing account of or with the Bank of Nova Scotia, maturing on the date the F3 Registration Statement becomes effective (the "Effective Date") (or such other date or dates in the sole and absolute discretion of the Escrow Agent) to be dealt with by the Escrow Agent subject to the terms and conditions hereof.

3.2 The Proceeds shall not be released from escrow or dealt with in any other manner whatsoever except pursuant to the terms and conditions of this agreement.

3.3   The Proceeds shall be held by the Escrow Agent until the earlier of:

      (a) verbal notice to the Company by the SEC that the F3 Registration Statement has become effective and such effectiveness has been independently verified by the Escrow Agent (the "Completion Event"); and

      (b) 5:00 p.m. (Toronto time) on the date which is 90 days from the Clearing Date ("Expiry Time").

3.4 Subject to sections 3.5 and 3.6 hereof, upon the occurrence of the Completion Event at any time before the Expiry Time, the Escrow Agent shall as soon as possible, but in any event within three (3) business days, release and deliver to the Company the Proceeds, together with any and all interest earned thereon.

3.5  (a)     if the Completion Event does not occur on or before the Expiry
             Time, the Escrow Agent shall send a notice to the Corporation, Sprott and each purchaser of Common Shares under the Offering
             (the "Default Notice"), substantially in the form attached hereto as Schedule "A". Each holder of Common Shares so notified shall thereafter be entitled, prior to 5:00 p.m. (Toronto time) on that date which is five business days from the Expiry Time, to require the Corporation to repurchase for cancellation all of the Common
             Shares held by such holder and thereby to receive U.S. $6.00 per Common Share eligible for repurchase plus such holder's pro rata portion of the interest earned pursuant hereto (calculated from and including the Closing Date to the date immediately preceding the date of payment to such holder of Common Shares). Any funds remaining in escrow after the payment to all holders electing to exercise their repurchase rights, shall be released and delivered to the Company.

      (b) should there be insufficient funds held in escrow to pay all holders electing to exercise their repurchase rights, the Company shall forthwith pay to the Escrow Agent the difference between the funds required for repurchase of the Common Shares and the funds held in escrow pursuant to this agreement.

3.6 In the event that any action or other proceedings are commenced by any of the parties hereto to which one or both of the other parties hereto is a party relating to this agreement, the Escrow Agent shall be permitted to deposit into court the Proceeds (together with all interest earned thereon) pursuant to the applicable rules of procedure governing such action or proceedings and shall thereafter be released from any and all obligation to hold the Proceeds as Escrow Agent hereunder.

3.7 For the purposes of this section 3, "business day" means any day other than Saturday, Sunday or any statutory holiday observed in Ontario.

4.    ESCROW AGENT'S FEES AND EXPENSES

4.1 The Company shall pay to the Escrow Agent the Escrow Agent's out-of-pocket expenses, including, without limitation, reasonable legal fees and disbursements incurred as a result of consulting independent counsel, if necessary, as to its obligations hereunder, any fees and disbursements incurred in connection with the investing of the Proceeds and all applicable taxes thereon.

5.    LIMITATIONS ON DUTIES AND LIABILITIES OF ESCROW AGENT

5.1 The acceptance by the Escrow Agent of its duties and obligations under this agreement is subject to the following terms and conditions, which the parties to this agreement hereby agree shall govern with respect to the Escrow Agent's rights, duties, liabilities and immunities:

      (a) the Escrow Agent shall not be liable or accountable for any loss or damage whatsoever, including, without limitation, loss of profit, to any person caused by the performance or failure to perform by it of its responsibilities under this agreement, save only to the extent that such loss or damage is attributable to the gross negligence or wilful misconduct of the Escrow Agent or to any action taken or omitted to be taken by the Escrow Agent in bad faith;

      (b) the Escrow Agent shall have no duties except those which are expressly set forth herein and shall not be bound by any notice of a claim or a demand with respect thereto or any waiver, modification, amendment, termination or rescission of this agreement unless received by it in writing and signed by all of the parties hereto (or, in the case of a waiver, the party so waiving) other than the Escrow Agent and is in a form satisfactory to the Escrow Agent;

      (c) the Escrow Agent shall be protected in acting upon any certificate, written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it and signed by one or both of the other parties hereto or on its or their behalf as herein provided not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which the Escrow Agent in good faith believes to be genuine in what it purports to be;

      (d) the Escrow Agent shall not be liable for or by reason of any statements of fact or recitals in this agreement and shall not be required to verify the same;

      (e) nothing herein contained shall impose any obligation on the Escrow Agent to see to or require evidence of the registration or filing or recording (or renewal thereof) of this agreement, or any instrument ancillary or supplemental thereto, or to procure any further, any other or additional instrument or further assurance;

      (f) in the exercise of its rights and duties hereunder, the Escrow Agent shall not be in any way responsible for the consequence of any breach on the part of a party hereto of any of their respective covenants herein contained or of any acts of Sprott or servants of any of them;

      (g) the Escrow Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this agreement. Such documentation must not require the exercise of any discretion or independent judgment;

      (h) in the event of any disagreement arising regarding the terms of this agreement, the Escrow Agent shall be entitled at its option to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst the various parties or by a court of competent jurisdiction;

      (i) the Escrow Agent may resign its agency and be discharged from all duties and obligations hereunder by giving to the Company and Sprott 30 days prior notice of its resignation, or such shorter period as such parties shall accept as sufficient; and

      (j) if the Escrow Agent resigns its agency in accordance herewith, Sprott and the Company shall have the right and obligation to appoint a succeeding Escrow Agent who, upon accepting such appointment, shall assume all of the obligations and responsibilities and shall be entitled to enjoy the benefits and rights of the Escrow Agent hereunder. If a successor escrow agent is appointed as herein provided, the Escrow Agent shall pay and deliver to such successor all funds, agreements and other documents then in its possession upon payment of its fees.

5.2 The rights and benefits held by and the indemnities granted in favour of the Escrow Agent set out in Articles 4, 5, 8 and 11 hereof shall continue indefinitely notwithstanding the appointment of a successor escrow agent pursuant to provisions of this Article 5.

5.3 No implied duties or obligations of the Escrow Agent shall be read into this agreement.

5.4 Payments made by the Escrow Agent hereunder shall be duly made if paid by certified trust cheque.

6.    DISCHARGE OF ESCROW AGENT

6.1 The Escrow Agent shall be discharged from any further duty upon release of the Proceeds held in escrow in accordance with Article 3 of this agreement or the payment into court of the Proceeds in accordance with Article 3.5 of this agreement.

7.    CO-OPERATION OF SPROTT AND THE COMPANY WITH ESCROW AGENT

7.1 The Underwriter and the Company shall deliver to the Escrow Agent all documents, pay to the Escrow Agent all sums and do or cause to be done all other things necessary to enable the Escrow Agent to comply with this agreement.

8.    DISCLOSURE BY ESCROW AGENT

8.1 The Underwriter and the Company acknowledge that the Escrow Agent is currently acting as counsel to Sprott and may, in the future, act as counsel to Sprott. The Underwriter and the Company further acknowledge their desire for the Escrow Agent to act in such capacity notwithstanding the disclosures set out in the first sentence of this Article 8. The Company and Sprott agree that in the event of a dispute under this agreement, the Escrow Agent shall have the right to deposit the Proceeds, together with all interest earned thereon into a court of competent jurisdiction until such dispute is resolved to the satisfaction of such court.

9.    NOTICE

9.1 Any notice required to be given hereunder shall be sufficiently given and delivered to the Escrow Agent if personally delivered, addressed to the Escrow Agent as set out below. Any notice, certificate or other writing required or permitted to be given hereunder (a "Notice") shall be sufficiently given and delivered to the party to whom it is given if personally delivered or mailed, by prepaid registered mail, addressed to such party as follows:

      If to the Company, to:             SAND TECHNOLOGY INC.
                                         4141 Sherbrooke St. O.
                                         Suite 410
                                         Westmount, P.Q.
                                         H3Z 1B8


                                         Attention:       Mr. Arthur G. Ritchie
                                         Telecopier No.:  (514) 939-2042

      with a copy to:                    LAVERY, DE BILLY
                                         Suite 4000, 1 Place Ville Marie
                                         Montreal, Quebec
                                         H3B 4M4


                                         Attention:         Georges Dube
                                         Telecopier No.:    (514) 871-8977


      If to Sprott, to:                  SPROTT SECURITIES INC.
                                         Royal Bank Plaza, South Tower
                                         Suite 3450
                                         Toronto, Ontario
                                         M5J 2J2

                                         Attention:        John  Douglas
                                         Telecopier No.:   (416) 943-6496

      If to the Escrow Agent, to:        AIRD & BERLIS
                                         Barristers & Solicitors
                                         BCE Place
                                         Suite 1800, Box 754
                                         181 Bay Street
                                         Toronto, Canada
                                         M5J 2T9

                                         Attention:          Sonia M. Yung
                                         Telecopier No.:     (416) 863-1515


         or such other address as the party to whom a Notice is to be given shall have last notified in writing the other parties hereto of a change of address for the purposes of this provision. Any Notice mailed as aforesaid shall be deemed to have been given and received on the date that the Notice is signed for by the party to whom it is addressed or any employee or Underwriter thereof. Any Notice personally delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is personally delivered, but if any such day falls on a weekend or statutory holiday in the City of Toronto, then the Notice shall be deemed to have been given and received on the business day next following such day. In the event of a postal disruption, a Notice must be personally delivered.

10.   AMENDMENT

10.1 This agreement shall not be amended, revoked or rescinded as to any of its terms and conditions except by agreement in writing signed by all of the parties hereto.

11.   INDEMNIFICATION OF ESCROW AGENT

11.1 The Underwriter and the Company jointly and severally agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, suits, demands, costs and expenses that may be incurred by the Escrow Agent or made on the Escrow Agent by the Company, Sprott or any third party by reason of the Escrow Agent's compliance in good faith with the terms of this agreement, except claims, suits or demands arising from, the wilful default or gross negligence of the Escrow Agent in the performance of its duties hereunder. In no event shall the Escrow Agent be liable to Sprott or the Company for any act which it may do or which it may omit to do with respect to this agreement, except in the case of gross negligence or wilful misconduct of the Escrow Agent.

12.   BINDING AGREEMENT - NOT ASSIGNABLE

12.1 This agreement shall constitute a binding obligation and shall enure to the benefit of each of the parties hereto and their respective successors and assigns and shall not be assignable by any of them without the prior consent in writing of each of the other parties.

13.   GOVERNING LAWS

13.1 This agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

14.   INTERPRETATION

14.1 The headings of the articles and sections of this agreement are inserted for convenience only and shall not be deemed to constitute part of this agreement or to affect the construction hereof.

15.   SEVERABILITY

15.1 Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

16.   ENTIRE AGREEMENT

16.1 This agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this agreement.

17.   WAIVER

17.1 A waiver of any default, breach or non-compliance under this agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this agreement shall not operate as a waiver of that party's rights under this agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

18.   TIME OF THE ESSENCE

18.1  Time shall be of the essence of this agreement.

19.   EXECUTION

19.1 This agreement may be executed in one or more counterparts, and may be delivered by facsimile, each of which so executed or delivered shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered these presents as of the date first above written.



                                    SAND TECHNOLOGY INC.



                                    By: /s/ Arthur G. Ritchie              c/s
                                        ----------------------------------
                                        Name:  Arthur G. Ritchie
                                        Title: Chairman


                                    SPROTT SECURITIES INC.


                                    By: /s/ Jeff Kennedy                   c/s
                                        ----------------------------------
                                        Name:  Jeff Kennedy
                                        Title: Chief Financial Officer


                                    AIRD & BERLIS


                                    By: /s/ Sonia M. Yung
                                        ----------------------------------
                                        Partner

                                  SCHEDULE "A"

               FORM OF NOTICE TO BE DELIVERED PURSUANT TO SECTION
                            NOTICE OF NON-COMPLIANCE


To: The purchasers of Common Shares of Sand Technology Inc. pursuant to the Offering of Common Shares pursuant to a Purchase Agreement dated November 22, 2000 ("Common Shares").

You are hereby informed that the Completion Event did not occur prior to the Expiry Time and, accordingly, each holder of said Common Shares may elect either
(i) to require the Company to repurchase all but not less than all of said Common Shares (the "Repurchasable Shares") and receive from the Escrow Agent the sum of U.S. $6.00 (the "Repurchase Price") for each Repurchasable Share plus a pro rata share of the interest earned on the funds held in escrow by the Escrow Agent from November 28, 2000 until the date of payment or (ii) to retain such Common Shares. In the event that a holder of Common Shares has not elected either of the options referred to in items (i) or (ii) above within five business days of the Expiry Time, he shall be deemed to have elected the option referred to in item (i) to have all of said Repurchasable Shares held by such holder repurchased by the Company.

To elect to have the Company repurchase the Repurchasable Shares or to elect to retain the Repurchasable Shares and not tender them for repurchase, complete the Election of Repurchase or Retention Form attached hereto as Appendix I and return the same to the Escrow Agent as soon as possible. If you are electing to have your Repurchasable Shares repurchased, Common Share Certificates should be forwarded to the Escrow Agent at Aird & Berlis, BCE Place, 181 Bay Street, Suite 1800, Toronto, Ontario, M5J 2T9, Attention: Sonia M. Yung. FOR THE PROTECTION OF THE HOLDER, IT IS RECOMMENDED THAT IT WOULD BE PRUDENT TO SEND THE COMMON SHARE CERTIFICATE BY REGISTERED MAIL IF FORWARDING BY MAIL.

Unless you direct otherwise in the Election of Repurchase or Retention Form, payment of the Repurchase Price shall be made on or after the sixth business day after the date hereof against surrender of the Common Share Certificate(s) representing the Repurchasable Shares being repurchased, by cheque or cheques equal to the Repurchase Price, less all amounts directed in writing by the Company to the Escrow Agent to be withheld on the basis that such amounts are required to be withheld by law in respect of such payments.

Capitalized terms used herein shall have the meanings ascribed thereto in the Purchase Agreement.

If you require any further information in this regard, please write or telephone the undersigned (Attention: Sonia M. Yung - Telephone (416) 863-1500).

Yours very truly,

AIRD & BERLIS

[signed]

                                   APPENDIX I

                                  COMMON SHARES
                       ELECTION OF REPURCHASE OR RETENTION

TO:               SAND TECHNOLOGY INC.

AND TO:           AIRD & BERLIS

CHECK ONE OF THE FOLLOWING:

_____ The undersigned holder of the within Common Shares hereby surrenders for repurchase all of such Common Shares (the "Repurchasable Shares") on the terms specified in the Escrow Agreement and directs that payment for such Repurchasable Shares be made to the undersigned or, alternatively as follows:

         NAME: _________________________________________________

         ADDRESS:
         (in full): ____________________________________________
                                    (Please Print)

         If payment is to be made to a person other than the holder of Repurchasable Shares, such shareholder must pay to the Escrow Agent all exigible taxes and the signature of the shareholder must be guaranteed.

         Please indicate YES/NO (circle) if the payment is to be delivered at the office where these Repurchasable Shares are surrendered, failing which the payment will be mailed.

_____ The undersigned holder of the within Common Shares hereby elects to retain the Repurchaseable Shares.

DATED this ______ day of ______________________, 2001.


                                         ____________________________________
Witness                                  Signature of Shareholder


                                         ____________________________________
                                         Print Name in Full


                                         ____________________________________
                                         Address in Full

Signature of shareholder
Guaranteed by:

--------
 *

--------
                          * Authorized Signature Number

NOTE: If the signature of the person executing this form is to be guaranteed, it must be guaranteed by a Canadian Chartered Bank or Trust Company or by a Member of the Toronto, Canadian Venture or Montreal stock exchanges.